Morgan Stanley Intermediate Income Securities
                     Item 77(o) 10f-3 Transactions
                   October 1, 2001 - March 31, 2002


Security Date of    Price    Shares  %of     Total         Purcha   Broker
         Purchase   Of       Purcha  Assets  Issued        sed
                    Shares   sed                           By
                                                           Fund
Singtel  11/15/01   $99.741  115,00  0.108%  $1,346,503,5  0.009%
6.375                        0               00